Business Lease


         THIS AGREEMENT, entered into this day of June 1998 between PATRICIA CHERIS, hereinafter called the lessor, party of the first part, and DYNAMIC IMAGING GROUP, INC. of the County of Broward and State of Florida hereinafter called the lessee or tenant, party of the second part:

         WITNESSETH, That the said lessor does this day lease unto said lessee, and said lessee does hereby hire and take as tenant under said lessor both stories in the two-story office building located at 3418 North Ocean Boulevard, Fort Lauderdale, Florida 33308 to be used and occupied by the lessee as an office building and for no other purposes or uses whatsoever, for the term of three (3) years, beginning the 15th day of July 1998, and ending the 14th day of July, 2001 at and for the agreed rental as provided in Paragraph of the Rider to this Lease.








all payments to be made to the lessor on the first day of each and every month in advance without demand at the office of Lessor, 2400 Park Lane, in the City of Hollywood, FL 33021 or at such other place and to such other person, as the lessor may from time to time designate in writing.

      The following express stipulations and conditions are made a part of this lease and are hereby assented to by the lessee:

         FIRST: The lessee shall not assign this lease, nor sub-let the premises, or any part thereof nor use the same or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the lessor, and all additions, fixtures or improvements which may be made by lessee, except movable office furniture, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this lease.

        SECOND: All personal property placed or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property, or to the lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever.

         THIRD: That the tenant___________shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisance forcibly or otherwise, and the lessee or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at its own cost and expense.

         FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement the same shall be rendered untenantable, then the lessor shall have the right to render said premises tenantable by repairs within ninety days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

         SIXTH: If the less hall abandon or vacate said premises before the- end of the term of this lease, or shall suffer the rent to be in arrears, the lessor may, at his option, forthwith cancel this lease or he may enter said premises as the agent of the lessee, by force or otherwise, without being liable in any way therefor, and relet the premises with or without any furniture that may be therein, as the agent of the lessee, at such price and upon such terms and for such duration of time as the lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by lessor over and above the expenses to lessor in such re-letting, the said lessee shall pay any deficiency, and if more than the full rental is realized lessor will pay over to said lessee the excess of demand.

         SEVENTH: Lessee agrees to pay the cost of collection and ten per cent attorney's fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

         EIGHTH: The lessee agrees that he will pay all charges for rent, gas, electricity or other illumination, and for all water used on said premises, and should said charges for rent, light or water herein provided for at any time remain due and unpaid for the space of five days after the same shall have become due, the lessor may at its option consider the said lessee tenant at sufferance and immediately re-enter upon said premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise.

         NINTH: The said lessee hereby pledges and assigns to the lessor all the furniture, fixtures, goods and chattels of said lessee, which shall or may be brought or put on said premises as security for the payment of the rent herein reserved, and the lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said lessor, and does hereby agree to pay attorney's fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by the lessor.

        It being further understood and agreed that the lessee will not be required to vacate said premises during the winter season: namely, November first to May first, by reason of the above paragraph.

         ELEVENTH: The lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or window,% thereof a notice "FOR RENT" at any time within' thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

         TWELFTH: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of lessee, or of any person or persons in the employ or under the control of the lessee.

         THIRTEENTH: It is expressly agreed and understood by and between the parties to this agreement, that the landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

        FOURTEENTH: If the lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the lessee, before the end of said term the lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other Judicial officer during the term of their occupancy in their fiduciary capacity without effecting lessor's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any eight, title or interest in or to the above described property by virtue of this contract.

        FIFTEENTH: Lessee hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

        SIXTEENTH: This contract shall bind the lessor and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the lessee.

         SEVENTEENTH: It Is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

        EIGHTEENTH: It Is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the lessee and written notice mailed or delivered to the office of the lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

         NINETEENTH: The rights of the lessor under the foregoing shall be cumulative, and failure on the part of the lessor to exercise promptly any rights given hereunder shall not operate to forfeit an of the said rights.

         TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the lessee by the lessor for services or for work done on the premises by order of the lessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

         TWENTY-FIRST: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the lessor for approval before installation of same.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

          Lessee: Dynamic Imaging Group, Inc. 3418 North Ocean Boulevard Fort Lauderdale, FL 33308
                               Telephone: 954-564-1133
                               Telefax: 954-565-8894





DATED this ________________ day of _______________________________,  1998.

                                   LESSOR:

                                   ----------------------------- (SEAL)
                                   PATRICIA CHERIS



                                   LESSEE:

                                   DYNAMIC IMAGING GROUP, INC.

                                   By: /s/ Roland L. Breton
                                      -----------------------------
                                   Title: President
                                         --------------------------
                                        Authorized Signatory

         IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose hereto expressed, the day, and year above written.

Signed, sealed and delivered in the presence of:


/s/ (illegible)                              /s/ Patricia Cheris
----------------------------------           -----------------------------(Seal)
                                             PATRICIA CHERIS

----------------------------------           -----------------------------(Seal)
          As to Lessor                                   Lessor



/s/ (illegible)                              DYNAMIC IMAGING GROUP, INC
----------------------------------           -----------------------------(Seal)
                                             By: /s/ Roland Breton,  President
----------------------------------           -----------------------------(Seal)
          As to Lessor                                   Lessor



    STATE OF FLORIDA,
                                          }
County of ________________________________}

         Before me, a Notary Public in and for said State and County, personally came
--------------------------------------------------------------------------------
to me well known and known to be the person___ named in the foregoing lease, and acknowledged that ________________ executed the same for the purpose therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the ___________________ day of __________________, 19___.


                                       _________________________________________


My commission expires__________        _________________________________________
                                       Notary Public, State of Florida at Large.

                  RIDER TO BUSINESS LEASE BETWEEN PATRICIA CHERIS, AS THE LESSOR, AND DYNAMIC IMAGING GROUP, INC., AS THE LESSEE, FOR THE PREMISES LOCATED AT 3418 NORTH OCEAN BOULEVARD, FORT LAUDERDALE, FLORIDA 33308
                  *******************************************************

         The Lessor and the Lessee agree that the following terms and conditions shall control over any contrary provision of the Business Lease dated July 15, 1998 to which this Rider is attached:

         1. Rent.

                  (a) The monthly fixed rent, subject to adjustment as provided in subparagraph (b) below, shall be Three Thousand Three Hundred ($3,300.00) Dollars per month, plus sales tax, payable in advance. For the period from July 15, 1998 to July 31, 1998, the Lessee shall pay One Thousand Six Hundred Fifty ($1,650.00) Dollars, plus sales tax, representing one-half (1/2) month's rent. Thereafter, the monthly fixed rent as provided herein shall be due on the 1st day of each month for the entire term hereof beginning on August 1, 1998. If this Lease runs for its full term, then notwithstanding the foregoing provisions regarding monthly rent due on the 1st of each month, the rent due for the period from July 1, 2001 through July 14, 2001 shall be One Thousand Six Hundred Fifty ($1,650.00) Dollars, plus CPI increase as provided in paragraph (b) below, plus sales tax.

                  (b) Beginning fifteen (15) days after the beginning of the second year of the term of this Lease (August 1, 1999) and continuing through the initial term, and thereafter through each renewal year if the Lessee exercises the option to extend the term of this Lease as provided in paragraph 2 of this Rider, the monthly fixed rent shall be based upon an increase as determined in accordance with the provisions set forth below:

                           (i) The parties agree that for the purposes of this
Lease the adjustments to the monthly fixed rent based upon an increase in the cost of living shall be based upon an increase in the cost of living as determined for the month of May, 1998 so as to provide the Lessor with adequate time in which to calculate any increases for the second and subsequent years of the term of this

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
Lease which begin on August lst. As promptly as practical after May 31st of the initial and each subsequent year of the term of this Lease, the Lessor shall compute any increase in the cost of living based upon the revised Consumers Price Index ("CPI") published by the Bureau of Labor Statistics of the United States Department of Labor.

                           (ii) In each year in which the CPI for the month of
May shows an increase over the CPI for the month of May, 1998, the Lessee shall pay to the Lessor such a percentage increase in the fixed rent as is proportional to the rise in the CPI from its level for May, 1998 to its level for May in the current year. Each increase shall not be less than three (3%) percent in any one year and shall not exceed five (5%) percent in any one year.

                           (iii) The Lessor shall give the Lessee notice of any
such increase within a reasonable time after obtaining the necessary data for computation. Thereafter, the rent adjustment shall be effective with the payment due on the following August 1st. For example, if the CPI for the month of May, 1999 shows a five (5%) percent increase over the CPI for the month of May, 1998, then the adjusted rent based upon said increase shall be paid beginning with the rent due on August 1, 1999. Thereafter, on each succeeding August lst, the rent shall be increased based upon the CPI increase, if any, during the preceding one year period from may to May.

                           (iv) If, at the time required for the determination
of any increase in rent, the CPI is no longer published or issued, the parties shall each use such similar index as then generally recognized and accepted for similar determinations of purchasing power.

         2.     Term; Option to Renew.

                  (a) The initial term of this Lease shall be for three (3) years, beginning July 15, 1998 and continuing until July 14, 2001, unless earlier terminated as provided in paragraph 3 below.

                  (b) The Lessor hereby grants to the Lessee the option to renew and extend the original term for an additional term of three

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

(3) years after the expiration of the present Lease term, provided that the Lease is then in good standing. The Lessee shall exercise this option to renew the Lease by giving at least three (3) month's prior written notice to the Lessor by registered or certified mail, addressed to the Lessor at the place where the rent is then being paid; provided, however, that all the terms, covenants and conditions of this Lease shall remain the same except that rent shall be based upon increases in the CPI over what that index was on May 1, 1998, subject to the limitations otherwise set forth in paragraph l(b) above. Rent during the extended term shall be paid in equal monthly installments on the 1st of each and every month as previously provided in this Lease except with regard to the last two weeks of the Lease in which only one-half (1/2) of the fixed monthly rent for the preceding month shall be due and payable, plus sales tax.

         3. Lessor's Right to Terminate. If, at any time during the term of this Lease (as extended, if applicable), the Lessor enters into a bona fide contract to sell the demised premises to a third party, then the Lessor shall have the option to terminate this Lease by giving at least sixty (60) days prior written notice to the Lessee by registered or certified mail, addressed to the demised premises. Immediately upon receipt of said notice, the Lessee shall begin the process of vacating the demised premises. If the Lessee decides to relocate its business to another location and such relocation cannot be accomplished within said sixty (60) day period, then the Lessor grants the Lessee an additional thirty (30) days in which to vacate the demised premises provided the Lessee is diligently pursuing relocation. After receipt of the notice herein provided, the parties agree that the fixed monthly Lease payments shall permanently; provided, however, that the Lessee shall still be responsible for the payment of all utilities and to otherwise keep the premises fully insured as hereinafter provided.

         4. Security Deposit. The security deposit required under this Lease shall be Three Thousand ($3,000.00) Dollars, of which

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

sum the Lessor acknowledges receipt of One Thousand Five Hundred ($1,500.00) Dollars. On or before September 15, 1998, the Lessee shall post with the Lessor an additional deposit of one Thousand Five Hundred ($1,500.00) Dollars. The security deposit shall be held by the Lessor to secure the full and faithful performance by the Lessee of all of the terms, covenants and conditions of this Lease. Upon the termination of this Lease and the Lessee delivering possession of the demised premises in the same condition as originally rented, less customary wear and tear, and all trash or garbage being removed from the demised premises, the Lessor will refund to the Lessee the entire security deposit less any funds which the Lessor may have expended to cure any default by the Lessee herein, including nonpayment of rent. The security deposit may be commingled by the Lessee with other funds of the Lessor and the security deposit will not bear interest.

         5. Liability Insurance.

                  (a) The Lessee shall, at its expense, during the entire term and extended term hereof, carry and maintain public liability insurance, commonly known as owner, landlord and tenant insurance, with respect to the demised premises having coverage limits of not less than $500,000. The Lessee shall also carry and maintain plate glass insurance in an amount sufficient to replace the plate glass located on the demised premises. The Lessor will be named as an additional named insured and loss payee under all insurances required under this paragraph. Furthermore, all of such policies shall be written on reliance insurance companies authorized to do business in the State of Florida by the Florida Department of Insurance. The Lessee will provide proof of insurance coverage to the Lessor upon each renewal of the Lessee's insurance policies. All policies shall be noncancellable as to the Lessor without at least thirty (30) days written notice of cancellation.

                  (b) If the Lessee extends the term of this Lease for an additional three (3) year period as provided in paragraph 2 below, then the Lessee agrees to increase the coverage limits of such liability insurance to $1,000,000.

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
                  (c) The Lessee shall, at its option, secure contents coverage for its personal property located upon the demised premises. The Lessor shall not be responsible for any damage to the Lessee's personal property located upon the demised premises.

                  (d) The Lessor shall, at her option, secure fire, hazard and windstorm insurance protecting the demised premises.

         6. Use of Demised Premises. The Lessee agrees that the demised premises shall be used only as an office building in which the Lessee may display products that are manufactured at another location. No manufacturing will be conducted on the demised premises. Furthermore, the Lessee agrees that no hazardous substances will be used or stored on the demised premises. The Lessee agrees to strictly comply with all environmental regulations regarding the use, storage and disposal of hazardous substances. The Lessee agrees to fully indemnify, hold harmless and defend the Lessor against any and all adverse environmental conditions which the Lessee may create, cause to be created or allow to be created on the demised premises during the term of this Lease and any renewal hereof.

         7. Utilities. The Lessee shall pay for all utilities which it uses in connection with its occupancy of the demised premises, including electric, telephone, water, refuse and garbage collection and burglar alarm service. The Lessee's obligation to pay for such utilities shall begin on July 1, 1998. Accordingly, the Lessee shall take such steps as are necessary to contact all utility providers to set up appropriate accounts in the name of the Lessee with such utility providers and to pay for same.

         8. Repairs.

                  (a) Except as provided in subparagraphs (b) and (c) below, the Lessee shall be responsible for all maintenance, repairs, service or replacement to any part or component of the improvement upon the demised premises caused by the negligence of the Lessee or any of its employees, customers, or anyone else claiming by, through or under the Lessee and for any other repairs not caused by the negligence of the Lessee having a cost of repair of One Hundred ($100.00) Dollars or less.

                  (b) The Lessor shall be responsible for all structural repairs or replacements, including repair and replacement of such structural components as the roof, the air conditioning system and all internal structural improvements (including plumbing and electric wiring) which have a cost of repair in excess of One Hundred ($100.00) Dollars.

                  (c) The Lessor may (but shall not be required to) maintain a service contract for the air conditioning system in which event any and all repairs to the air conditioning system will be made by the Lessor's service provider under the service contract.

                  (d) The Lessee may (but shall not be required to) provide exterminating service to the demised premises. If the Lessor provides such service, the Lessee agrees to make the demised premises accessible to the exterminating technician.

         9. Lessor's Improvements. The Lessor agrees to make the following improvements to the demised premises:

                  (a) On or before July 15, 1998, the Lessee shall replace the carpet on the first floor with commercial grade carpet acceptable to the Lessor after consulating with the Lessee. Furthermore, the Lessor shall cause the damaged tile in the first floor reception area to be repaired, replaced or carpeted-over. All of these improvements shall be at the Lessee's expense.

                  (b) On or before July 15, 1999, the Lessor shall carpet the stairway and the second floor of the demised premises with commercial grade carpet acceptable to the Lessor after consultation with the Lessee.

         10. Lessee's Alterations.

                  (a) The Lessee shall not make any structural alterations to the demised premises without the Lessor's express written consent.


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
                  (b) The Lessee may make non-structural alterations to the demised premises after consultation with the Lessor and issuance of any required building permits.

                  (c) If any mechanic's laborer's or materialman's lien shall at any time be filed against the demised premises or any part thereof, then within ten (10) days after the filing thereof, the Lessee shall cause same to be discharged of record or transferred to a substitute security. A breach of the provisions of this paragraph shall be considered a material default under this lease.

                  (d) The Lessee shall have no power to do any act or make any contract which would create or be the foundation of any lien, mortgage or other encumbrance upon the interest of the Lessor in the demised premises.

         11. Downstairs Storage. The Lessor and the Lessee agree that the Lessor may continue to store certain items of her personal property in the downstairs storage area in which those items are presently stored. The Lessor will cooperate with the Lessee in arranging the storage of such items of personal property so as to allow the Lessee to also utilize that space for the storage of cleaning supplies and personal property of the Lessee.

         12. Furniture Removal. The Lessor agrees to remove certain furniture which the Lessee has deemed to be obsolete. The Lessee will cooperate with such person or charity as the Lessor may designate to remove the furniture.

         13. Notices. Any notice required under this Lease shall be given in writing, by registered or certified mail, or by telefax as follows:


Lessor:                             Ms. Patricia Cheris
                                    2400 Park Lane
                                    Hollywood, Florida 33021
                                    Telephone: 954-989-9532

With a copy to:                     David S. Romanik, Esq.
                                    Romanik Huss Paoli & Ivers
                                    P.O. Box 1040
                                    Hollywood, FL 33022
                                    Telephone: 954-922-4656


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